Exhibit 99.1
At the Company:
Akorn, Inc.
Raj Rai
Interim Chief Executive Officer
(847) 279-6155
FOR IMMEDIATE RELEASE
Akorn Announces Management Changes
Lake Forest, IL, June 9, 2009 — Akorn, Inc. (NASDAQ: AKRX) today announced the appointment of Raj Rai as Interim Chief Executive Officer while the Board of Directors conducts a search to find a permanent replacement. Mr. Rai replaces Jeffery A. Whitnell, who is leaving the company to pursue other interests.
Mr. Rai has been a strategic consultant to the company for the past three months. Mr. Rai has 15 years of healthcare services background. Most recently, he was the President and CEO of Option Care, Inc. (NASDAQ: OPTN) a leading pharmacy services provider of home infusion therapies and specialty pharmaceuticals. During his tenure with Option Care, Inc., Mr. Rai was instrumental in the rapid expansion and growth of the company. Walgreen Co. acquired the company in 2007. Mr. Rai currently serves on the board of directors of SeQual Technologies, a leading manufacturer of portable oxygen concentrators. Mr. Rai holds a B.Tech degree in Mechanical Engineering from REC Warangal (India) and an MBA in Finance from Wayne State University.
The company also announced the appointment of Timothy A. Dick as the its Chief Financial Officer. Mr. Dick joins the company from Walgreens-Option Care, Inc., where he served as Vice President, Operations Improvement & Analysis with responsibility for finance, pricing and process improvement. Mr. Dick has previously held various leadership positions in the areas of financial planning, analysis, and acquisitions at Option Care, Inc. Prior to joining Option Care, Inc., Mr. Dick held various management positions in finance and acquisitions with both Johnson & Johnson and Peace Health, a Seattle-based regional health care system. Mr. Dick received a BBA in Accounting from the University of Texas at Tyler and an MBA in Finance from the University of Michigan’s Ross School of Business. Mr. Dick will commence his new role on June 15, 2009.
The company has also appointed Joseph Bonaccorsi as Senior Vice President, General Counsel and Secretary. Mr. Bonaccorsi served as Senior Vice President, General Counsel and Secretary for Option Care, Inc. from 2002 through 2007. Following the Walgreen Co. acquisition of Option Care, Inc., Mr. Bonaccorsi served as Senior Vice President Mergers and Acquisitions and Counsel for the Walgreen’s-Option Care Home

Care division. Prior to joining Option Care, Inc. in 2002, Mr. Bonaccorsi was in private law practice in Chicago. Mr. Bonaccorsi earned a BS degree from Northwestern University and a JD degree from Loyola University School of Law, Chicago.
Dr. John N. Kapoor, Akorn’s Chairman of the Board stated, “I am pleased with the progress the company has made in the last few months. With the addition of the new management team, we believe the company is on the path to capitalize on the opportunities that exist in the fast growing generic pharmaceutical industry.”
About Akorn, Inc.
Akorn, Inc. manufactures and markets sterile specialty pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey and markets and distributes an extensive line of hospital and ophthalmic pharmaceuticals. Additional information is available at the Company’s website at www.akorn.com.
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